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                                                                      EXHIBIT 11

                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                                  (THOUSANDS)


                                                                               Three Months Ended
                                           ---------------------------------------------------------------------------------------
                                                           July 31, 1999                             July 31, 1998
                                           ------------------------------------------   ------------------------------------------
                                              Income         Shares         Per-Share     Income          Shares         Per-Share
                                           (Numerator)    (Denominator)      Amount     (Numerator)    (Denominator)      Amount
                                           -----------    -------------    ----------   -----------    -------------    ----------

BASIC EPS
Income available to common
stockholders                               $     6,662            8,662    $     0.77   $     5,365            9,363    $     0.51
                                                                           ==========                                   ==========

EFFECT OF DILUTIVE SECURITIES
Average options outstanding                                       1,883                                        1,456
Effects of treasury stock method
(based on exercise proceeds and
 tax benefits)                                                   (1,724)                                      (1,171)
                                           -----------    -------------                 -----------    -------------

DILUTED EPS
Income available to common
stockholders assuming dilution             $     6,662            8,821    $     0.76   $     5,365            9,648    $     0.56
                                           ===========    =============    ==========   ===========    =============    ==========
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


                                                                           Nine Months Ended
                                           ---------------------------------------------------------------------------------------
                                                           July 31, 1999                             July 31, 1998
                                           ------------------------------------------   ------------------------------------------
                                              Income         Shares         Per-Share     Income          Shares         Per-Share
                                           (Numerator)    (Denominator)      Amount     (Numerator)    (Denominator)      Amount
                                           -----------    -------------    ----------   -----------    -------------    ----------


BASIC EPS
Income available to common
stockholders                               $    10,093            8,652    $     1.17   $     8,756            9,345    $     0.94
                                                                           ==========                                   ==========

EFFECT OF DILUTIVE SECURITIES
Average options outstanding                                       1,883                                        1,359
Effects of treasury stock method
(based on exercise proceeds and
 tax benefits)                                                   (1,728)                                      (1,083)
                                           -----------    -------------                 -----------    -------------    ----------

DILUTED EPS
Income available to common
stockholders assuming dilution             $    10,093            8,807    $     1.15   $     8,756            9,621    $     0.91
                                           ===========    =============    ==========   ===========    =============    ==========
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